Exhibit 10.3

January 7, 2008

MutualFirst Financial, Inc.
110 E. Charles Street
Muncie, Indiana  47305

Ladies and Gentlemen:

MutualFirst Financial, Inc. (“MutualFirst”) and MFB Corp. (“MFB”) have entered into an Agreement and Plan of Merger dated as of January 7, 2008, (the “Merger Agreement”) pursuant to which, among other things, and subject to the terms and conditions set forth therein, (a) MFB will merge with and into a subsidiary of MutualFirst (the “Merger”); and (b) the shareholders of MFB will receive cash and/or common stock of MutualFirst as stated in the Merger Agreement.

MutualFirst has requested, as a condition to its execution and delivery to MFB of the Merger Agreement, that each director of MFB execute and deliver to MutualFirst a voting agreement (this “Voting Agreement”).

The undersigned, being a director of MFB, in order to induce MutualFirst to execute and deliver to MFB the Merger Agreement, and intending to be legally bound, hereby irrevocably:

(a)           Agrees to be present (in person or by proxy) at all meetings of shareholders of MFB called to vote for approval of the Merger Agreement so that all shares of common stock of MFB over which the undersigned or a member of the undersigned’s immediate family now has sole or shared voting power will be counted for the purpose of determining the presence of a quorum at such meetings and to vote, or cause to be voted, all such shares in favor of approval of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of MFB), it being understood that as to immediate family members, the undersigned will use his or her reasonable efforts to cause the shares to be present and voted in accordance with the provisions above;

(b)           Agrees not to sell, transfer or otherwise dispose of any common stock of MFB (other than a number of shares of MFB Common Stock which does not exceed the number of shares acquired upon the exercise of stock options between December 15, 2007 and the effective date of the Merger), until after the meeting of MFB shareholders to vote on the Merger Agreement, except for transfers to charities, charitable trusts, or other charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, lineal descendant or a spouse of the undersigned, or to a trust or other entity for the benefit of one or more of the foregoing persons (“Permitted Transferees”), provided that any Permitted Transferee to whom shares are transferred agrees in writing to be bound by the terms of this Voting Agreement; and

(c)           Represents that the undersigned has the capacity to enter into this Voting Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

(d)           Nothing herein shall impose any obligation on the undersigned to take any action or omit to take any action in his or her capacity as a member of the Board of Directors or as an officer of MFB or any of its subsidiaries.  This Voting Agreement is being entered into by the undersigned solely in his or her capacity as a shareholder of MFB.

(e)           The undersigned is aware that pursuant to Section 7.15(e) of the Merger Agreement, MFB Financial Director Fee Agreements will be assumed by MutualFirst and those directors who do not remain as directors following the effective date of the Merger will be entitled to receive a lump sum within 60 days of that date equal to the benefits to which they are entitled under Section 2.4 of the MFB Financial Director Fee Agreements.  Assuming the Merger closes before September 30, 2008, the undersigned agrees to the terms of Section 7.15(e) of the Merger Agreement and the parties hereto agree that in computing any payments to be made to non-continuing directors under Section 2.4 of the MFB Financial Director Fee Agreements, notwithstanding any language to the contrary in these Agreements, the undersigned shall be deemed to have _____ years of service at the effective date of the Merger under his or her Director Fee Continuation Agreement.  Thus, the undersigned acknowledges that he will not be entitled to any payments under his MFB Financial Director Fee Agreement until he completes 5 years of service as a director of MFB Financial and its successor in interest, except in the event of a Change in Control (as such term is defined in the undersigned's MFB Financial Director Fee Agreement) of MFB Financial's successor in interest at a time when he is a director of such successor in interest, in which case the undersigned shall be entitled to the benefit described in Section 2.4 of his MFB Financial Director Fee Agreement without regard to years of service.

The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement.

The undersigned intends to be legally bound hereby.

Sincerely,

[Name of Director]

Agreed and Accepted:

MUTUALFIRST FINANCIAL, INC.

By:

Name:

Title:

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